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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Current Report on Form 8-K Amendment No. 2 of Micron Electronics, Inc. of our report dated January 23, 1997, with respect to the consolidated financial statements of NetFRAME Systems Incorporated included in the definitive proxy statement of NetFRAME Systems Incorporated filed with the Securities and Exchange Commission on August 4, 1997.

     We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14035) of Micron Electronics, Inc. and in the Registration Statement (Form S-8 No. 33-63701) pertaining to the Micron Electronics, Inc. 1995 Employee Stock Purchase Plan and 1995 Stock Option Plan of our report dated January 23, 1997, with respect to the consolidated financial statements of NetFRAME Systems Incorporated incorporated herein by reference and included in the definitive proxy statement of NetFRAME Systems Incorporated filed with the Securities and Exchange Commission on August 4, 1997.



                                    /s/ ERNST & YOUNG LLP

San Jose, California
October 1, 1997